UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)
38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan (Address of principal executive offices)		48304 (Zip Code)
Registrant's telephone number, including area code: (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common	TRS	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders.
TriMas Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders on May 14, 2019 (“Annual Meeting”).

There were a total of 45,686,317 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting and there were 43,442,319 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1. Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Thomas A. Amato	41,355,257	981,364	1,105,698
Nancy S. Gougarty	40,966,351	1,370,270	1,105,698
Jeffrey M. Greene	42,211,696	124,925	1,105,698

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

FOR	AGAINST	ABSTAIN
42,615,527	710,823	115,969

Proposal 3. Approval, on a non-binding advisory basis, of the compensation paid to the Company’s Named Executive Officers (“NEOs”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,113,124	148,645	74,852	1,105,698

Based on the votes set forth above, each of the proposals were approved by the shareholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

May 14, 2019	By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Senior Vice President, General Counsel
and Secretary